EXHIBIT 23.4
Consent of Independent Registered Public Accounting Firm
Innotrac Corporation
Duluth, Georgia
We hereby consent to the use in the Proxy Statement / Prospectus constituting a part of this Registration Statement of our report dated April 11, 2008, relating to the financial statements of Innotrac Corporation which is contained in that Proxy Statement / Prospectus.
We also consent to the reference to us under the caption “Experts” in the Proxy Statement / Prospectus.
/s/ BDO Seidman, LLP
Atlanta, Georgia
November 4, 2008